Exhibit 10.1

CLIFFORD CHANCE LLP

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT

DATED 23 NOVEMBER 2011

FOR

HCC INSURANCE HOLDINGS, INC
AS BORROWER

BARCLAYS BANK PLC AND THE ROYAL BANK OF SCOTLAND PLC
AS ARRANGER

THE ROYAL BANK OF SCOTLAND PLC
AS AGENT

AND

THE ROYAL BANK OF SCOTLAND PLC
AS TRUSTEE

RELATING TO A $90,000,000 STANDBY LETTER OF
CREDIT FACILITY

DATED 26 NOVEMBER 2010

i

THIS AGREEMENT is dated 23rd November 2011 and made between:

(1)                                  HCC INSURANCE HOLDINGS, INC (the “Borrower”);

(2)                                  BARCLAYS BANK PLC and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers (whether acting individually or together, the “Arranger”);

(3)                                  THE ROYAL BANK OF SCOTLAND PLC as the agent of the Finance Parties (the “Agent”);

(4)                                  THE ROYAL BANK OF SCOTLAND PLC as trustee for the Secured Parties (the “Trustee”); and

(5)                                  THE LENDERS (as defined in the Amended Facility Agreement).

IT IS AGREED as follows:

1.                                       DEFINITIONS AND INTERPRETATION

1.1                                 Definitions

In this Agreement:

“Amended Facility Agreement” means the Original Facility Agreement, as amended and restated by this Agreement.

“Effective Date” means the date on which the Agent confirms to the Lenders and the Borrower that it has received each of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Borrower and the Agent setting out any of the fees referred to in Clause 5 (Fees, Costs and Expenses).

“Original Facility Agreement” means the $90,000,000 standby letter of credit facility agreement dated 26 November 2010 and entered into between the Borrower, the Arranger, the Agent, the Trustee and the Lenders.

1.2                                 Incorporation of defined terms

(a)                                  Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.

(b)                                 The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3                                 Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement.

1.4                                 Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5                                 Designation

In accordance with the Original Facility Agreement, each of the Borrower and the Agent designates this Agreement as a Finance Document.

2.                                       REPRESENTATIONS

The Repeated Representations (as defined in the Amended Facility Agreement) are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on:

(a)                                  the date of this Agreement; and

(b)                                 the Effective Date,

and references to “this Agreement” in the relevant representations should be construed as references to this Agreement and to the Original Facility Agreement and the Amended Facility Agreement, as relevant.

3.                                       RESTATEMENT

3.1                                 Restatement of the Original Facility Agreement

With effect from the Effective Date the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 2 (Amended Facility Agreement).

4.                                       CONTINUITY AND FURTHER ASSURANCE

4.1                                 Continuing obligations

The provisions of the Original Facility Agreement shall, save as amended by this Agreement continue in full force and effect.

4.2                                 Further assurance

The Borrower shall, at the request of the Agent and at the Borrower’s own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.                                       FEES, COSTS AND EXPENSES

5.1                                 Arrangement Fee

The Borrower shall pay to the Arranger, for its own account, the arrangement fee in the amounts and at the times agreed in a Fee Letter.

5.2                                 Agency Fee

The Borrower shall pay to the Agent, for its own account, the agency fees in the amounts and at the times agreed in a Fee Letter.

5.3                                 Transaction Expenses

Whether or not the Effective Date occurs, the Borrower shall, from time to time within five Business Days of demand of the Agent, reimburse the Finance Parties for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by the Finance Parties in connection with the negotiation, preparation, printing, execution, syndication and implementation of this Agreement, any other document referred to in this Agreement and the completion of the transactions herein contemplated.  The Finance Parties agree to keep all costs incurred by them relating to the negotiation, preparation, printing, execution, syndication, enforcement and, implementation of this Agreement to a reasonable amount and shall notify the Borrower of any quotations it obtains in connection therewith.

6.                                       MISCELLANEOUS

6.1                                 Incorporation of terms

The provisions of clause 31 (Remedies and Waivers, Partial Invalidity), clause 32 (Notices) and clause 37 (Jurisdiction) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

6.2                                 Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7.                                       GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT

1.                                       The Borrower

(a)                                  A copy, certified as at the date of this Agreement to be a true and up-to-date copy by an Authorised Signatory of the Borrower, of the constitutional documents of the Borrower or a certificate (signed by a director of such Borrower) confirming that the constitutional documents previously delivered to the Lenders for the purposes of the Original Facility Agreement have not been amended and remain in full force and effect.

(b)                                 A copy of a board resolution of the Borrower:

(i)                                   approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

(ii)                                authorising a specified person or persons to execute this Agreement;

(iii)                             authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched; and

(iv)                            approving the execution, delivery and performance of this Agreement and the terms and conditions hereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by the Borrower pursuant thereto.

(c)                                  A specimen signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                                 A certificate of an Authorised Signatory of the Borrower confirming that utilisation of the Facility and entry into and performance of its obligations under each of the Finance Documents would not cause any borrowing, guaranteeing or similar restriction binding on it to be exceeded.

(e)                                  A certificate of an Authorised Signatory of the Borrower, certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                       Legal opinions

(a)                                  A legal opinion of Clifford Chance Limited Liability Partnership, legal advisers to the Agent in respect of English law, substantially in the form distributed to the Agent prior to the signing of this Agreement.

(b)                                 A legal opinion of Clifford Chance US LLP, legal advisers to the Agent in respect of the corporate capacity of the Borrower and other matters relating to New York law, substantially in the form distributed to the Agent prior to the signing of this Agreement.

3.                                       Other documents and evidence

(a)                                  A copy of the U.S. Facility Agreement.

(b)                                 A copy of a good standing certificate (including verification of tax status) with respect to the Borrower, issued as of a recent date by the Secretary of State or other appropriate official of:

(i)                                     the Borrower’s jurisdiction of incorporation or organisation; and

(ii)                                  the jurisdiction of the Borrower’s registered place of business.

(c)                                  Evidence that the Account Party is authorised to underwrite business at Lloyd’s.

(d)                                 The executed Fee Letters and evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 5 (Fees, Costs and Expenses) of this Agreement have been paid or will be paid.

(e)                                  A copy of a letter of substitution signed on behalf of Lloyd’s by an authorised signatory.

(f)                                    A certificate of the Chief Financial Officer of the Borrower stating that it is and would be Solvent after complying with its obligations with respect to Letters of Credit set out in Clause 5 of the Original Facility Agreement (Borrower’s Liabilities in relation to Letters of Credit) and the payment of all estimated legal and other fees related to this Agreement and the Amended Facility Agreement and the consummation of the other transactions contemplated by this Agreement and the Amended Facility Agreement. For purposes of such certificate, “Solvent” means with respect to the Borrower on any date of determination that:

(i)                                   the fair value of the property of such person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such person;

(ii)                                the present fair saleable value of the assets of such person is not less than the amount which will be required to pay the probable liability of such person on its debts as they become absolute and mature;

(iii)                             such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature; and

(iv)                            such person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such person’s property would constitute unreasonably small capital.

In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

SCHEDULE 2
AMENDED FACILITY AGREEMENT

(see Exhibit 10.2)

SIGNATURES

The Borrower

HCC INSURANCE HOLDINGS, INC.

By:	/s/ Brad T. Irick

Address:	13403 Northwest Freeway
Houston TX 77040

Fax:	+ 1 713 744 9648
Attention:	General Counsel

The Arranger

BARCLAYS BANK PLC		THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ J.V. French	By:	/s/ Barrie Davison

The Agent

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Anthony O’Flynn

Address:	5th Floor
135 Bishopsgate
London EC2M 3UR

Fax:	+ 44 20 7085 4564
Attention:	Tony O’Flynn

The Trustee

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Anthony O’Flynn

Address:	5th Floor
135 Bishopsgate
London EC2M 3UR

Fax:	+ 44 20 7085 4564
Attention:	Tony O’Flynn

The Lenders

THE ROYAL BANK OF SCOTLAND PLC
acting as agent for NATIONAL WESTMINSTER BANK PLC

By:	/s/ Barrie Davison

BARCLAYS BANK PLC

By:	/s/ J.V. French